                                                                   Exhibit 23.1b


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement No. 333-94213 dated January 7, 2000 pertaining to the National Bancshares Corporation of Texas 1994 Nonqualified Stock Option Plan and the National Bancshares Corporation of Texas 1995 Stock Plan of our report dated March 18, 1999 with respect to the 1998 and 1997 consolidated financial statements of National Bancshares Corporation of Texas included in its Annual Report
(Form 10-K) for the year ended December 31, 1999, file with the Securities and Exchange Commission.



/s/ Padgett, Stratemann & Co., L.L.P.



San Antonio, Texas
March 27, 2000


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